Exhibit 99.1

FSP Phoenix Tower Corp.

FSP Phoenix Tower Corp. (the "Company") has declared a dividend in the amount of $666 per share of preferred stock, representing property operations for the quarter ended December 31, 2011. The dividend will be payable on February 29, 2012 and will be paid directly by the Company. NOTE: if your investment is in a retirement account, the dividend will be sent to your custodian or plan administrator.

The Company’s property, a 34-story, multi-tenant Class "A" office building containing approximately 629,054 square feet, is located in Houston, Texas and, as of December 31, 2011, was approximately 82.0% leased, a 9.8% increase from the prior quarter.

The modernization of approximately 21 elevators and related equipment serving the property was completed on budget and on time at the end of 2011. Management believes that the elevator modernization project should reduce operating costs, improve the overall performance of elevator service, and provide yet another positive attribute to entice prospective tenants.

During the fourth quarter, overall leasing activity continued to exhibit a positive trend, with occupancy within the property’s submarket increasing by 1% over the prior quarter to approximately 89%, up from 85% at this time last year. Rental rates remained relatively unchanged quarter over quarter. It should be noted that a total of approximately 63,000 square feet of new and expansion leases were executed at the property during the fourth quarter. The percentage leased increased from 68% to 82% during full-year 2011. Management continues to believe that the position of the property within the city’s office market is strong and is optimistic that the existing vacant space will soon be leased to new tenants. Management is confident that the “repositioned” Phoenix Tower is a much more desirable office environment for prospective and existing tenants than the property we originally purchased in 2006. Recent leasing activity at the property could support higher dividend yields as the build out of newly-leased premises is completed and periods of free rent expire. However, until the remaining vacancy is re-leased, and exposure to expiring leases is addressed, it is likely that we will continue our current modest dividend levels.

The Texas Workforce Commission reported that unemployment in the Houston area was 7.3% in December, down from 8.6% in September 2011 and 8.3% in December 2010. While we believe that vacancy and unemployment trends are starting to improve, the Houston economy remains fragile and prone to periods during which vacancy and unemployment rates could remain flat or even increase. A period of sustained job growth in Houston could continue to improve the pace of our leasing activity.

As of the date of this letter, a total of $11,00,000 has been drawn down on the $15,000,000 revolving line of credit investment in Phoenix Tower made by Franklin Street Properties Corp., our single common shareholder, to cover capital improvement costs, as well as tenant improvement and commission costs. It is important to remember that Franklin Street Properties Corp. also has a $4,116,000 equity investment in Phoenix Tower, owning the same preferred shares as all other investors. At the current level of occupancy, the property is projected to produce enough income going forward to cover operating expenses and interest on an annual basis. In the event that new and renewal leases at the property are consummated, especially for longer terms (seven years and longer), bringing the property to levels approaching full occupancy, it is possible that the existing revolving line of credit would need to be increased or replaced with a larger line or permanent debt in order to cover the incremental capital costs. Longer term leases often require higher tenant improvement and lease commission costs, but may also support higher property values.

Management is presently active in evaluating the property for a possible sale in 2012. Our objective, as always, is to try to get the best possible overall rate of return for shareholders considering both current dividend distribution levels and potential property sale proceeds, all in the context of current market conditions. Currently there is a lot of investor interest in Houston for well-located Class A office properties. Our present strategy is to simultaneously keep up current leasing efforts while reviewing the potential of putting the property up for sale. Of course, any sale of the property would be subject to a number of conditions, including approval by the Company’s Board of Directors and a majority of the holders of the Company’s preferred stock. Management is also aware of the original estimated investment timeframe relative to Phoenix Tower. The financial crisis and subsequent recession that negatively affected so much of the U.S. economy and, more specifically, commercial office properties has definitely caused an extension of the original estimated investment timeframe on this property. A hurricane that hit downtown Houston and caused damage at our property also did not help the time aspect of the investment. We continue to be sensitive to the amount of time that shareholders have their capital invested and the potential returns on that invested capital. We believe that holding a property “forever” or selling at the “bottom” of a frightening economic cycle are both bad strategies. Finding a reasonable balance between the two seems to us to be the better objective. However, we may finally be reaching that objective on Phoenix Tower. 2012 could be a very interesting year for Phoenix Tower shareholders. We will keep you informed.

Please feel free to contact our Investor Services group (800-950-6288) and speak directly with Georgia Touma, Assistant Vice President and Director of Investor Services, or with one of the Investor Services Specialists, Lara Ryan or Michelle Sullivan, with any questions you may have.

George J. Carter

President – FSP Phoenix Tower Corp.

The Company’s annual filing on Form 10-K will be submitted to the SEC within approximately 90 days after year end, and you will be able to access the document via the SEC’s website. However, a copy of the Annual Report will be made available directly to you. To view Company filings with the SEC, access the following link:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=001354309

If the link does not work properly, go to www.sec.gov, Filings & Forms, Search for Company Filings; Company or fund name, ticker symbol, CIK (Central Index Key), file number, state, country, or SIC (Standard Industrial Classification); Company Name: type FSP Phoenix (no need to type complete name, but be sure to include FSP); click on Find Companies at bottom of page and you should be brought to the correct location to view filings.

FSP Phoenix Tower Corp. - Dividend Summary

QUARTER	DIVIDEND	DIVIDENDS	ANNUALIZED	DIVIDENDS
ENDING	PER SHARE	PAID	YIELD*	PER SHARE
				TOTAL PAID TO DATE
6/30/2006	$1,534	$1,610,700	6.10%
9/30/2006	$1,651	$1,733,550	6.60%
12/31/2006	$2,285	$2,399,250	9.10%
2006				$5,470
3/31/2007	$1,809	$1,899,450	7.20%
6/30/2007	$1,751	$1,838,550	7.00%
9/30/2007	$1,732	$1,818,600	6.90%
12/31/2007	$1,833	$1,924,650	7.30%
2007				$12,595
3/31/2008	$1,505	$1,580,250	6.00%
6/30/2008	$240	$252,000	0.90%
9/30/2008	$0	$0	0.00%
12/31/2008	$495	$519,750	2.00%
2008				$14,835
3/31/2009	$666	$699,300	2.70%
6/30/2009	$714	$749,700	2.90%
9/30/2009	$738	$774,900	3.00%
12/31/2009	$952	$999,600	3.80%
2009				$17,905
3/31/2010	$1,047	$1,099,350	4.20%
6/30/2010	$952	$999,600	3.80%
9/30/2010	$772	$810,600	3.10%
12/31/2010	$714	$749,700	2.90%
2010				$21,390
3/31/2011	$666	$699,300	2.70%
6/30/2011	$666	$699,300	2.70%
9/30/2011	$666	$699,300	2.70%
12/31/2011	$666	$699,300	2.70%
2011				$24,054

*Yield based on original offering amount of $105,000,000 and $100,000/share

Forward-Looking Statements

Statements made in this letter that state the Company’s or management's intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This letter may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Readers are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by us, changes in government regulations, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this letter to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.